Exhibit 2.8
TERMINATION AND MUTUAL RELEASE AGREEMENT
     THIS TERMINATION AND MUTUAL RELEASE AGREEMENT (the “Agreement”), is made by and among WebMD Health Corp. (“WebMD”) and its indirect wholly owned subsidiary CHARLOTTE’S CORPORATION (“Merger Sub”, and together with WebMD, the “WebMD Parties”), on the one hand, and MARKETING TECHNOLOGY SOLUTIONS INC. (“MTS”), JAY GOLDBERG and RUSSELL PLANITZER (each of Messrs. Goldberg and Planitzer solely in their capacity as the Securityholder Representatives under the Merger Agreement defined below, and together with MTS, the “MTS Parties”) on the other hand, and is dated as of November 18, 2008 (the “Effective Date”).
     WHEREAS, the WebMD Parties and the MTS Parties entered into an Agreement and Plan of Merger dated as of September 12, 2008 (the “Merger Agreement”), a copy of which is attached hereto as Exhibit A;
     WHEREAS, the WebMD Parties and the MTS Parties agree that it is in their respective best interests to terminate the Merger Agreement;
     WHEREAS, WebMD and the MTS Parties have agreed that WebMD will acquire equity securities of MTS as provided herein; and
     WHEREAS, WebMD and MTS have negotiated and entered into simultaneously herewith the Collaborative Marketing Agreement described below;
     NOW, THEREFORE, in consideration of the foregoing, and the respective representations, warranties, covenants, and agreements hereinafter set forth, and for other good and valuable consideration, the receipt of which are hereby acknowledged by the parties, the parties, intending to be legally bound, hereby agree as follows:
     1. Termination of the Merger Agreement
     1.01 Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Merger Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings given to them below or in the Sections indicated below:
     “Agreement” shall have the meaning set forth in the preamble to this Agreement.
     “Effective Date” shall have the meaning set forth in the preamble to this Agreement.
     “Financing Documents” shall mean the agreements and other documents described in the term sheet described in Section 2.01.
     “Investment” shall mean the investment described in the Subscription Agreement.

     “Merger Agreement” shall have the meaning set forth in the first recital to this Agreement.
     “Merger Documents” shall have the meaning set forth in Section 1.02.
     “Merger Sub” shall have the meaning set forth in the preamble to this Agreement.
     “MTS” shall have the meaning set forth in the preamble to this Agreement.
     “MTS and its Affiliates” shall have the meaning set forth in Section 3.01(a).
     “MTS Parties” shall have the meaning set forth in the preamble to this Agreement.
     “MTS Released Claims” shall have the meaning set forth in Section 3.01(a).
     “MTS Releasees” shall have the meaning set forth in Section 3.01(b).
     “New Documents” shall have the meaning set forth in Section 2.02.
     “Released Claims” shall have the meaning set forth in Section 3.01(b).
     “Surviving Provision” shall have the meaning set forth in Section 1.02(b).
     “WebMD” shall have the meaning set forth in the preamble to this Agreement.
     “WebMD and its Affiliates” shall have the meaning set forth in Section 3.01(b).
     “WebMD Parties” shall have the meaning set forth in the preamble to this Agreement.
     “WebMD Released Claims” shall have the meaning set forth in Section 3.01(b).
     “WebMD Releasees” shall have the meaning set forth in Section 3.01(a).
     1.02 Termination of the Merger Agreement; Survival.
     (a) Notwithstanding any provision to the contrary in the Merger Agreement, including without limitation Section 6.2 thereof, the parties hereby terminate each and every provision of the Merger Agreement (including all exhibits, schedules and annexes thereto and the Principal Stockholder Agreements and the Escrow Agreement) (the Merger Agreement, together with the exhibits, schedules and annexes and agreements referred to in the preceding parenthetical are hereinafter collectively referred to as the “Merger Documents”) as of the Effective Date, except as expressly provided in subsection (b) of this Section 1.02.
     (b) The respective rights and obligations of the WebMD Parties and the MTS Parties under Section 6.3 of the Merger Agreement (the “Surviving Provision”) shall survive the termination of the Merger Agreement.
     2. The New Documents.

     2.01 Financing Documents. Simultaneously with the execution and delivery of this Agreement by all parties hereto, WebMD and MTS shall execute and enter into the Subscription Agreement in the form attached hereto as Exhibit B.
     2.02 Collaborative Marketing Agreement. Simultaneously with the execution and delivery of this Agreement by all parties hereto, WebMD and MTS shall execute and enter into the Collaborative Marketing Agreement in the form attached hereto as Exhibit C. The Collaborative Marketing Agreement and the Subscription Agreement shall be collectively referred to herein as the “New Documents.”
     3. Mutual Releases.
     3.01 Mutual General Releases and Covenants Not To Sue.
     (a) The MTS Parties, together with any parent, subsidiary, affiliate, officer, director, agent, attorney, shareholder, employee, predecessor, successor-in-interest, assignor or assignee of the MTS Parties (collectively, “MTS and its Affiliates”), hereby forever, knowingly, voluntarily and irrevocably release, acquit and discharge the WebMD Parties, together with any present or former parent, subsidiary, affiliate, officer, director, agent, attorney, shareholder, employee, predecessor, successor-in-interest, assignor or assignee of WebMD (the “WebMD Releasees”), from, without limitation, any and all actions, claims, causes of action, suits, debts, liens, contracts, agreements, promises, representations, liability, demands, damages, losses, attorneys’ fees, costs or expenses, of any nature whatsoever, in law or in equity, known or unknown, fixed or contingent, arising out of or in connection with the Merger Documents, the transactions contemplated thereby or the actions taken by the WebMD Releasees in connection therewith, from the beginning of time to the Effective Date (the “MTS Released Claims”).
     MTS and its Affiliates further covenant and promise that they will not file, pursue or bring any MTS Released Claim in any judicial, arbitral or administrative forum against any one or more of the WebMD Releasees; provided, however, that nothing herein shall be construed or deemed to release any covenants contained in, or claims for breach of, this Agreement or any written amendments, supplements or modifications thereto. The parties hereto expressly agree that none of a breach of, alleged breach of, or defect in, any of the New Documents or the Surviving Provision shall give rise to or resurrect any right to sue on MTS Released Claims.
     (b) The WebMD Parties, together with any parent, subsidiary, affiliate, officer, director, agent, attorney, shareholder, employee, predecessor, successor-in-interest, assignor or assignee of WebMD or any of the WebMD Parties (collectively, “WebMD and its Affiliates”) hereby forever, knowingly, voluntarily and irrevocably release, acquit and discharge the MTS Parties, together with any present or former parent, subsidiary, affiliate, officer, director, agent, attorney, shareholder, employee, predecessor, successor-in-interest, assignor or assignee of MTS (the “MTS Releasees”), from, without limitation, any and all actions, claims, causes of action, suits, debts, liens, contracts, agreements, promises, representations, liability, demands, damages, losses, attorneys’ fees, costs or expenses, of any nature whatsoever, in law or in equity, known or unknown, fixed or contingent, arising out of or in connection with the Merger Documents, the transactions contemplated thereby or the actions taken by the MTS Releasees in connection therewith, from the beginning of time to the Effective Date (“WebMD Released Claims” and, together with MTS Released Claims, the “Released Claims”).
     WebMD and its Affiliates further covenant and promise that they will not file, pursue or bring any WebMD Released Claim in any judicial, arbitral or administrative forum against any one or more of the MTS Releasees; provided, however, that nothing herein shall be construed or deemed to release any covenants contained in, or claims for breach of, this Agreement or any written amendments, supplements or modifications thereto. The parties hereto expressly agree that none of a breach of, alleged breach of, or defect in, any of the New Documents or the Surviving Provision shall give rise to or resurrect any right to sue on WebMD Released Claims.
     (c) The parties hereto hereby expressly waive any rights that they may have with respect to any claims which they do not know or suspect to exist at the time of executing this Agreement, which if known might have materially affected this settlement.
     (d) Waivers. The parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
The parties, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect, with respect to any other party under the Agreements; provided, however, that no party releases any other party from any obligations, liabilities or claims arising under any representation or warranty, or in connection with the performance of any covenant or obligation, under this Agreement.
     (e) Accord and Satisfaction. This Agreement and the releases reflected herein shall be effective as a full and final accord and satisfaction and release of all of the Released Claims.
     (f) The parties hereto recognize that this Agreement was negotiated between them as equals, that each was represented by competent counsel of its own choosing and that no one of them shall be considered to have drafted this Agreement for purposes of resolving any ambiguities against that party.
     4. Representations and Warranties.
     4.01 Representations and Warranties of the MTS Parties. Each of the MTS Parties hereby represents and warrants to WebMD as follows:

     (a) Such MTS Party has the power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Such MTS Party’s directors, owners and officers have taken all action required, whether by law, by such MTS Party’s governing documents or otherwise, to authorize the execution and delivery of this Agreement and the performance of transactions contemplated hereby. The execution, delivery, and performance of this Agreement constitutes the valid and binding agreement of such MTS Party, enforceable in accordance with its terms. Upon execution and delivery of this Agreement, this Agreement shall constitute the valid and binding obligation of such MTS Party and be binding against such MTS Party in accordance with its terms.
     (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such MTS Party will not (i) constitute a violation under, or conflict with, any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal or any material contract, indenture, lease or agreement of such MTS Party, or (ii) require any consent, approval, or authorization of any person, entity, governmental agency or regulatory authority which has not been obtained.
     (c) Such MTS Party has not transferred, assigned, or conveyed any of the Released Claims.
     4.02 Representations and Warranties of WebMD. Each of the WebMD Parties hereby represents and warrants to MTS as follows:
     (a) Such WebMD Party has the power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Such WebMD Party’s directors, owners and officers have taken all action required, whether by law, by such WebMD Party’s governing documents or otherwise, to authorize the execution and delivery of this Agreement and the performance of transactions contemplated hereby. The execution, delivery, and performance of this Agreement constitutes the valid and binding agreement of such WebMD Party, enforceable in accordance with its terms. Upon execution and delivery of this Agreement, this Agreement shall constitute the valid and binding obligation of such WebMD Party and be binding against such WebMD Party in accordance with its terms.
     (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such WebMD Party, will not (i) constitute a violation under, or conflict with, any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal or any material contract, indenture, lease or agreement of such WebMD Party, or (ii) require any consent, approval, or authorization of any person, entity, governmental agency or regulatory authority which has not been obtained.
     (c) Such WebMD Party has not transferred, assigned, or conveyed any of the Released Claims.

     5. Miscellaneous.
     5.01 Public Announcement. The MTS Parties and the WebMD parties shall consult with and obtain the approval of the other party with respect to the press release announcing the consummation of the Investment and the execution of the Collaborative Marketing Agreement.
     5.02 Confidentiality. Each of the WebMD Parties and the MTS Parties will, for a period of three years from the date of this Agreement, hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning WebMD and MTS furnished to either party in connection with the transactions contemplated by the Merger Agreement, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis, (ii) in the public domain through no fault of the WebMD Parties or the MTS Parties, as the case may be or (iii) later lawfully acquired from sources other than the WebMD Parties or MTS Parties, as the case may be.
     5.03 Governing Law.
     (a) This Agreement and all matters arising directly or indirectly herefrom shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
     (b) Subject to the provisions set forth in the final sentence of this Section 5.03, all lawsuits arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the County of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such lawsuit and irrevocably waive the defense of an inconvenient forum to the maintenance of any such lawsuit. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the state described in the preceding sentence and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such lawsuit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
     (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY

WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.03(c).
     5.04 Entire Agreement; No Duress; Amendment or Modification.
     (a) This Agreement and the New Documents constitute the entire agreement among and between the parties hereto. There are no provisions, representations, undertakings or agreements other than as specifically set forth herein and in the New Documents. The parties agree that this Agreement is clear and unambiguous, and that no parol or other evidence shall be offered to explain, contradict or clarify the terms of this Agreement or the circumstances under which it was entered into. By signing this Agreement, each party acknowledges that it has read this Agreement and understands its terms and therefore may not claim that it did not read or understand the terms of this Agreement. No party is entering into this Agreement under duress or other compulsion, and each party is entering into this Agreement of its own free will after having the opportunity to discuss the matter with its counsel.
     (b) This Agreement may not be amended, modified or supplemented by the parties in any manner, except by an instrument in writing signed on behalf of each of the parties by a duly authorized officer or representative.
     5.05 Notices. Any notice or other communication to be given hereunder shall be in writing, shall be effective upon receipt and shall be delivered by hand or via nationally recognized overnight courier or by certified mail, return receipt requested, first class postage prepaid, addressed as follows:
     (a) if to any WebMD Party, to:
WebMD Health Corp.
111 Eighth Avenue
New York NY 10011
Attention: Douglas W. Wamsley
Facsimile No.: (212) 624-3773
Telephone No.: (212) 624-3862
with a copy (which shall not constitute notice) to:
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Attention: Jeffrey A. Stein, Esq.
Facsimile No.: (617) 526-5000
Telephone No.: (617) 526-6000
     (b) if to any MTS Party, to:

Marketing Technology Solutions Inc.
Corporate Headquarters
10 Exchange Place, 24th Floor
Jersey City, New Jersey 07302
Attention: Chief Executive Officer
Facsimile No: (201) 332-3283
Telephone No.: (732) 452-9797
with copies (which shall not constitute notice) to:
Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey
Attention: Raymond P. Thek, Esq.
Facsimile No.: (973) 597-2400
Telephone No.: (973) 597-2500
and
Jay Goldberg
c/o Hudson Ventures
535 Fifth Avenue, 14th Floor
New York, NY 10017
Facsimile No.: (212) 644-7430
Telephone No.: (212) 644-9797
Russell Planitzer
c/o Lazard Technology Partners LLC
30 Rockefeller Plaza, 48th Floor
New York, NY 10020
Facsimile No.: 212-332-8677
Telephone No.: 212-632-6000
any party may change the address or designated person for receiving notices by providing notice in accordance with this Section.
     5.06 Fees and Expenses. Each party shall be responsible for the payment of its own costs and expenses, including attorney’s fees and expenses, in connection with the negotiation and execution of this Agreement and its obligations hereunder.
     5.07 Severability. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.
     5.08 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall each deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.
     5.09 Headings. Section headings in this Agreement are for convenience only and shall not affect the interpretation of any provision of this Agreement.
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Termination and Mutual Release Agreement as of the day and year first above written.

WEBMD HEALTH CORP.

By:	/s/ David Schlanger

Name: David Schlanger
Its: Senior Vice President

CHARLOTTE’S CORPORATION

By:	/s/ David Schlanger

Name: David Schlanger
Its: Senior Vice President

MARKETING TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Helene Monat

Name: Helene Monat
Its: Chief Executive Officer

/s/ Jay Goldberg

JAY GOLDBERG

/s/ Russell Planitzer

RUSSELL PLANITZER

10